EXHIBIT 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Opti-Harvest, Inc. (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2023	By:	/s/ Geoffrey Andersen
Geoffrey Andersen
Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Opti-Harvest, Inc., and will be retained by Opti-Harvest, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.